NEWS RELEASE

                                                                        CONTACT:
                                                                 Karen L. Howard
                              Vice President-Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                            Phone:  716-689-5550
                                                        karen.howard@cmworks.com


             COLUMBUS MCKINNON CALLS FOR REDEMPTION OF ITS REMAINING
                        10% SENIOR SECURED NOTES DUE 2010

Amherst, New York, June 25, 2007 - Columbus McKinnon Corporation (NASDAQ: CMCO) ("CMCO") announced today that it has called for redemption the remaining $22.1 million of its outstanding 10% Senior Secured Notes Due 2010. (CUSIP No. 199333AE5) (the "Notes"). The Notes will be redeemed at a price of 105% (the "Redemption Price") of the principal amount thereof, plus accrued interest up to, but excluding, the redemption date of August 1, 2007 (the "Redemption Date"). All interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

The redemption of the Notes will be made pursuant to the terms of the Indenture, dated as of July 22, 2003, among Columbus McKinnon, its subsidiary guarantors and U.S. Bank Trust National Association, as trustee. A Notice of Redemption with respect to the Notes has been mailed to all registered holders of the Notes. Copies of the Notice of Redemption and additional information with respect to the redemption will be available from U.S. Bank Trust National Association by calling 1-800-934-6802.

Payment of the redemption price on the Notes will be made only upon presentation and surrender thereof by holders of the Notes in accordance with the procedures set forth in the Notice of Redemption. Columbus McKinnon intends to redeem the Notes using available cash.

The action is consistent with the Company's stated strategy to continue to reduce its debt. Based on a debt to total capitalization ratio of 41.6% at March 31, 2007, application of this transaction results in a 38.3% pro forma debt to total capitalization ratio as of that date. The Company's stated goal is 30% debt to total capitalization.

The redemption will require a $1.1 million premium payment to Note holders and a $0.3 million write-off of unamortized financing costs in the fiscal 2008 second quarter which ends on September 30, 2007, or a charge of approximately $0.04 per diluted share. The redemption will save $2.2 million of future ongoing annualized interest expense, or approximately $0.07 per diluted share.

U.S. Bank Trust National Association is the trustee, registrar, paying agent and collateral agent for the Notes.

ABOUT COLUMBUS MCKINNON
-----------------------

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at HTTP://WWW.CMWORKS.COM.
----------------------

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SAFE HARBOR STATEMENT

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING FUTURE REVENUE AND EARNINGS, INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS, INCLUDING GENERAL ECONOMIC AND BUSINESS CONDITIONS, CONDITIONS AFFECTING THE INDUSTRIES SERVED BY THE COMPANY AND ITS SUBSIDIARIES, CONDITIONS AFFECTING THE COMPANY'S CUSTOMERS AND SUPPLIERS, COMPETITOR RESPONSES TO THE COMPANY'S PRODUCTS AND SERVICES, THE OVERALL MARKET ACCEPTANCE OF SUCH PRODUCTS AND SERVICES, THE EFFECT OF OPERATING LEVERAGE, THE PACE OF BOOKINGS RELATIVE TO SHIPMENTS, THE ABILITY TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS, THE SUCCESS IN ACQUIRING NEW BUSINESS, THE SPEED AT
WHICH SHIPMENTS IMPROVE, AND OTHER FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS RELEASE.

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